UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

NEXGEN APPLIED SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-1376316	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St.

Carson City, NV 89703

(Address of principal executive offices)

INDIE GROWERS ASSOCIATION

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 - Termination of a Material Definitive Agreement

On February 29, 2015, Nexgen Applied Solutions Inc. (the “Company”) reported that it had entered into a share exchange agreement to acquire 100% of the outstanding shares of Teascom UK Limited (“Teascom”).  The acquisition was expected to close on April 15, 2016.

On April 7, 2016, Secure Channels Inc. (the “Plaintiff”) filed a complaint in the Superior Court of California alleging that Teascom and others (the “Defendants”) were in breach of a contract between one of the Defendants and the Plaintiff related to the Plaintiff’s planned use of the intellectual property owned by Teascom.

A hearing on this matter was held on April 11, 2016.  The court dismissed the lawsuit but granted leave for the Plaintiff to amend their complaint and re-file.

With the uncertainty surrounding the lawsuit, the Company and Teascom have mutually agreed to terminate the share exchange agreement effective April 13th 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2016

Nexgen Applied Solutions Inc.

/s/ Robert Coleridge
Robert Coleridge, President